As filed with the Securities and Exchange Commission on June 8, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	59-2603930
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2320 Northwest 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Offices)

Exactech, Inc. 2009 Executive Incentive Compensation Plan

Exactech, Inc. 2009 Employee Stock Purchase Plan

(Full title of the Plan)

Joel C. Phillips

Chief Financial Officer

2320 Northwest 66th Court

Gainesville, Florida 32653

(Name and address of agent for service)

(352) 377-1140

Telephone number, including area code, of agent for service

Copies to:

Jaret L. Davis, Esq.

Greenberg Traurig, P.A.

333 Avenue of the Americas

(333 S.E. 2nd Ave.)Miami,

Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share (Reserved for issuance under the Exactech, Inc. 2009 Executive Incentive Compensation Plan (the “2009 Plan”)).	500,000	$15.67	$7,835,000	$897.89
Common Stock, par value $0.01 per share (Reserved for issuance under the Exactech, Inc. 2009 Employee Stock Purchase Plan (the “ESPP”)).	150,000	$15.67	$2,350,500	$269.37
Totals	650,000	—	$10,185,500	$1,167.26

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value per share (“Common Stock”), of Exactech, Inc. (the “Registrant”) which become issuable under the 2009 Plan and the ESPP (together, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	This registration statement also covers rights to purchase the Registrant’s Common Stock that are attached to and trade with the Common Stock. Any value attributable to such rights is reflected in the market price of the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices of a share of Common Stock as reported on the NASDAQ Global Market on June 5, 2012.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an aggregate of an additional Six Hundred Fifty Thousand (650,000) shares of Common Stock of the Registrant for offer and sale under the Plans, of which Five Hundred Thousand (500,000) shares are available for offer and sale under the 2009 Plan, and One Hundred Fifty Thousand (150,000) shares are available for offer and sale under the ESPP. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on July 1, 2009 (File No. 333-160402) relating to the Plans is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on this 8th day of June, 2012.

EXACTECH, INC.

By:	/s/ William Petty
William Petty, M.D. Chief Executive Officer (Principal Executive Officer)

By:	/s/ Joel C. Philips
Joel C. Phillips Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints William Petty, M.D. and Joel C. Phillips his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Petty William Petty, M.D.	Chief Executive Officer (Principal Executive Officer) Chairman of the Board	June 8, 2012

/s/ David Petty David Petty	President and Director	June 8, 2012

/s/ Joel C. Phillips Joel C. Phillips	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 8, 2012

/s/ James G. Binch James G. Binch	Director	June 8, 2012

/s/ Albert H. Burstein Albert H. Burstein	Director	June 8, 2012

/s/ William B. Locander William B. Locander	Director	June 8, 2012

/s/ Richard C. Smith Richard C. Smith	Director	June 8, 2012

/s/ Fern S. Watts Fern S. Watts	Director	June 8, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-002980).

4.2	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 31, 2003.

4.2	Bylaws, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 5, 2007.

5.1	Opinion of Greenberg Traurig, P.A.

10.1	Exactech, Inc. 2009 Executive Incentive Compensation Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2009 Annual Meeting of Shareholders held on May 7, 2009.

10.2	Amendment to Exactech, Inc. 2009 Executive Incentive Compensation Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2011 Annual Meeting of Shareholders held on June 9, 2011.

10.3	Exactech, Inc. 2009 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit B to the Registrant’s Definitive Proxy Statement with respect to its 2009 Annual Meeting of Shareholders held on May 7, 2009.

10.4	Amendment to Exactech, Inc. 2009 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2012 Annual Meeting of Shareholders held on May 3, 2012.

23.1	Consent of McGladrey & Pullen, LLP

23.3	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature pages hereto)